UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2014

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

GigOptix, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on November 13, 2014. 28,548,098 shares appeared at the Annual Meeting, representing 86.87% of the 32,860,266 shares of common stock outstanding and entitled to vote on the record date of October 1, 2014.

Proposal 1: Election of Directors

At the Annual Meeting, Dr. Avi S. Katz and Frank W. Schneider were elected to the Board of Directors as the Class III directors. They will serve until the 2017 annual meeting and until their successors are duly elected and qualified.

Nominee	Votes For	Withholds	Broker Non- Votes
Dr. Avi S. Katz	14,289,058	4,020,749	10,238,291
Frank W. Schneider	15,340,643	2,969,164	10,238,291

Proposal 2: Approval, on an Advisory Basis, of the 2013 Compensation of the Company’s Named Executive Officers

A non-binding vote to approve, on an advisory basis, the 2013 compensation of the Company’s named executive officers was voted on and approved:

For	Against	Abstain	Broker Non- vote
12,926,869	3,714,471	1,668,467	10,238,291

As disclosed in the Company’s 2014 Proxy Statement, this vote on Proposal 2 is advisory and non-binding. However, stockholders can be assured that the Board of Directors and the Compensation Committee will review and consider the voting results, as well as other corporate governance guidance, in crafting their approach to future executive compensation matters.

Proposal 3: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 authorized shares of common stock to 100,000,000 shares

The amendment was approved as follows:

For	Against	Abstain	Broker Non- vote
21,515,011	6,827,518	205,569	0

Proposal 4: Ratification of Burr Pilger Mayer, Inc. Appointment

A proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the following vote:

For	Against	Abstain	Broker Non- vote
27,959,862	438,516	149,720	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

Date: November 14, 2014